EXHIBIT 23.9

Consent of Independent Registered Public Accounting Firm

      We hereby consent to the use in Amendment No. 3 to the Registration Statement on Form F-4 of Mittal Steel Company N.V. of our report dated January 29, 2003 relating to the financial statements of Bethlehem Steel Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 9, 2005